UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2007

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10330 NW Prairie View Road, Kansas City, Missouri 64153

(Address of principal executive offices) (Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

2829 Westown Parkway, Suite 100, West Des Moines, IA 50266

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2007, Robert V. Johnson, Executive Vice President and Chief Financial Officer of FCStone Group, Inc., (the “Company”), notified the Company that he will retire effective January 10, 2008. On November 15, 2007, the Company issued a press release announcing Mr. Johnson’s retirement.

In accordance with the Company’s succession planning, William J. Dunaway, current Executive Vice President and Treasurer, will assume the role of Chief Financial Officer after the annual meeting of the Company on January 10, 2008. Mr. Dunaway, 36, has been with the Company for more than seven years, including the last four years in his current role. Prior to that, Mr. Dunaway held a variety of financial positions within the organization. He has served as Vice President of Accounting and Finance with responsibility for the regulatory accounting of FCStone, LLC, a wholly-owned subsidiary of the Company, which is a member of all major domestic commodity exchanges and provides access to all major commodity exchanges throughout the world. He also has served as Senior Vice-President and Treasurer at FCStone LLC, Vice President of Administration and Finance of FCStone Trading Group, LLC and Group Controller and Assistant Treasurer of the Company.

A copy of the press release is furnished herewith as Exhibit 99.1 and is attached hereto.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

99.1	Press Release of FCStone Group, Inc., dated November 15, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.
Dated: November 15, 2007

	By:	/s/ Robert V. Johnson
Robert V. Johnson
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated November 15, 2007

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